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                                                                     Exhibit 4.9


                             MATERIAL CHANGE REPORT

                                   PURSUANT TO

             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)
                SECTION 146(1)(b) OF THE SECURITIES ACT (ALBERTA)
               SECTION 84(1) OF THE SECURITIES ACT (SASKATCHEWAN)
                  SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)
                    SECTION 73 OF THE SECURITIES ACT (QUEBEC)
                SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
               SECTION 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)

1.       NAME OF REPORTING ISSUER:

         TELUS Corporation
         Floor 8
         555 Robson Street
         Vancouver, British Columbia
         V6B 3K9

         (604) 697-8044

2.       DATE OF MATERIAL CHANGE

         May 13, 2004.

3.       PRESS RELEASE

         The attached press release was issued by TELUS Corporation ("TELUS") on May 13, 2004 and was issued at Vancouver, British Columbia. The press release was widely disseminated.

4.       SUMMARY OF MATERIAL CHANGE

         TELUS announced its intention to make a takeover bid to purchase for cash all of the issued and outstanding publicly traded shares and warrants of Microcell Telecommunications Inc. ("Microcell"). The total equity value of the transaction is approximately Cdn.$1.1 billion (approximately equal to U.S.$780 million). Microcell is a reporting issuer whose securities trade on the Toronto Stock Exchange.

5.       FULL DESCRIPTION OF MATERIAL CHANGE

         On May 13, 2004, TELUS, a company governed by the laws of British Columbia, announced its intention to make offers to purchase (the "Offers") all of the issued and outstanding class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares" and, collectively with the Class A Shares, together with the associated rights issued under Microcell's shareholder rights plan, the "Shares", including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights other than the Rights), Warrants 2005 and Warrants 2008 (collectively, the "Warrants", and together with the Shares, the "Securities") of Microcell at a price of

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         Cdn.$29.00 per Class A Share, Cdn.$29.00 per Class B Share, Cdn.$9.67
         per Warrant 2005 and Cdn.$8.89 per Warrant 2008, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offers to purchase (the "Offers to Purchase") and the accompanying offering circular (the "Circular"), dated May 17, 2004, and related letters of acceptance and transmittal (collectively, the "Offer Documents").

         TELUS estimates that, if it acquires all of the Securities pursuant to the Offers, the total cash consideration required to purchase the Securities under the Offers will be approximately Cdn.$1.1 billion (approximately equal to U.S.$780 million). The funding for the Offers will come from TELUS' available cash on hand and drawdowns on its committed credit facilities. The Offers are not conditioned on any financing arrangements or financing contingencies.

         The Offers represent a premium of 38.1% and 36.5% over the closing price of each of the Class A Shares and Class B Shares, respectively, on the Toronto Stock Exchange on May 13, 2004, the date of the public announcement of TELUS' intention to commence the Offers.

         The Offers will be open for acceptance until 9 p.m., Toronto time, on June 22, 2004 (the "Expiry Time"), unless the Offers are withdrawn or extended by TELUS.

         A request has been made to Microcell for the use of Microcell's shareholder and warrantholder lists for the purpose of disseminating the Offer Documents to holders of Securities. Upon compliance by Microcell with this request, the Offer Documents and other relevant materials will be mailed to holders of record of Securities and furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Microcell's shareholder and warrantholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Securities. The Offer Documents were filed with securities regulators on May 17, 2004.

         The offer for Class A Shares (the "Class A Offer") is subject to certain conditions, including, without limitation, receipt of regulatory approvals, and there being validly deposited and not withdrawn, at the Expiry Time, (1) such number of Class A Shares under the Class A Offer which represents at least 66-2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under the offer for Class B Shares (the "Class B Offer") which represents at least 66-2/3% of the Class B Shares on a partially diluted basis (as defined in the Offer Documents); and (3) such number of Securities under the Offers which represents at least 66-2/3% of the Securities on a fully-diluted basis (as defined in the Offer Documents). Each of the Class B Offer and the offers for Warrants (the "Warrant Offers") are subject to the condition that, at the Expiry Time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased pursuant to the Class A Offer. Each of the conditions of the Class A Offer, Class B Offer, and Warrant Offers is set forth in
         Section 4 of the Offers to Purchase, "Conditions of the Offers". Subject to applicable law, TELUS reserves the right to withdraw any or all of the Offers and not take up and pay for any Securities deposited under such Offer(s) unless each of the conditions to such Offer(s) is satisfied or waived by TELUS prior to the Expiry Time.

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                                     - 3 -


         RBC Capital Markets is acting as TELUS' financial advisor in connection with the Offers.

6.       RELIANCE ON CONFIDENTIALITY SECTION OF THE ACT

         Not applicable.

7.       OMITTED INFORMATION

         Not applicable.

8.       SENIOR OFFICER

         For further information, contact:

         Audrey Ho
         Vice-President, Legal Services & General Counsel
         TELUS Corporation
         tel. (604) 697-8017.

9.       STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

         DATED at Vancouver, British Columbia this 20th day of May, 2004.


                                       TELUS CORPORATION


                                       By: /s/ Audrey Ho
                                           -------------------------------------
                                           Audrey Ho
                                           Vice-President, Legal Services &
                                           General Counsel


IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THIS REGULATION THAT AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

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[TELUS LOGO]                                                        NEWS RELEASE

NEWS RELEASE
MAY 13, 2004

        TELUS ANNOUNCES TAKEOVER BID FOR ALL OUTSTANDING PUBLICLY TRADED
                        SHARES AND WARRANTS OF MICROCELL

             ALL-CASH OFFER VALUES MICROCELL AT CDN$1.1 BILLION AND
                          PROVIDES ATTRACTIVE PREMIUM

Vancouver, B.C. - TELUS Corporation (TSX: T, T.A; NYSE: TU) today announced its intention to make all-cash takeover bids ("bid") to purchase all of the issued and outstanding publicly traded shares (TSX: MT.A, MT.B) and warrants (TSX:
MT.WT.A, MT.WT.B) of Microcell Telecommunications Inc. The total equity value of the transaction is approximately Cdn$1.1 billion (approximately equal to US$780 million). The total debt less cash of Microcell as at March 31, 2004 pro-forma for closing of Microcell's rights offering and the exercise of privately held warrants of Microcell is approximately Cdn$54 million.

"TELUS' bid to acquire Microcell is consistent with our strategy to focus on the growth markets of wireless, IP and data and increases the speed at which we can enhance our position, particularly in Quebec and Ontario given the location of Microcell's customer base," said Darren Entwistle, President and CEO of TELUS. "TELUS' bid is also consistent with the current North American consolidation in the scale-driven wireless business. TELUS has a proven track record of postacquisition integration. If our bid is successful, this transaction will not only provide an attractive return to Microcell security holders, but also a positive future for Microcell's customers, to whom we look forward to providing our high quality service experience. This transaction would also be a positive development for the future Canadian ownership of the Canadian wireless industry."

The shares and warrants of Microcell subject to the bid are the class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares"), Warrants 2005 and Warrants 2008 (collectively, the "Warrants"). The cash offer prices are Cdn$29.00 for each Class A Share, Cdn$29.00 for each Class B Share, Cdn$9.67 for each Warrant 2005 and Cdn$8.89 for each Warrant 2008. This bid does not contain an offer for the Microcell warrants privately held by COM Canada LLC, which based on Microcell's public disclosure become exercisable into Class B Shares as a result of this takeover bid.

The prices offered represent a premium of 38.1% and 36.5% over the closing prices of the Class A Shares and Class B Shares on the Toronto Stock Exchange, respectively, on the last trading day prior to the public announcement of the intended bid. The TELUS bid represents a premium of 31.8% relative to the recently completed Microcell rights offering, which allowed rights holders to acquire additional Class B Shares at a price of Cdn$22.00 per share for exercise at a later date.

"We look forward to offering Microcell clients the unsurpassed national coverage, exceptional client care and leading products and services that have led to TELUS Mobility's rapid growth as a fullservice national wireless provider," said George Cope, President and CEO of TELUS Mobility. "TELUS Mobility has consistently reported one of the lowest subscriber churn rates worldwide, which bodes well for the excellent service experience awaiting Microcell's clients post acquisition."


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The bid will be open for acceptance until 9 p.m., Toronto time, on June 22,
2004, unless it is withdrawn. A takeover bid circular and related materials are expected to be filed with securities regulators on May 17, 2004 and will be sent to Microcell security holders upon receipt of the lists of security holders from Microcell.

TELUS' obligation to purchase Microcell securities under the bid is not conditional upon any financing arrangement. TELUS will fund its bid from its available cash on hand and drawdowns on its credit facilities. In this regard, effective May 7, 2004 TELUS renewed $1.6 billion of its credit facilities and in addition, on May 10, 2004, also accepted a fully underwritten commitment from the Royal Bank of Canada to provide an additional $500 million 364-day credit facility to be available for general corporate purposes.

"The considerable tax and other synergies that would be made possible by this transaction mean that Microcell shareholders can benefit from a superior valuation multiple of 15.3 times trailing 12 month EBITDA relative to the recent announcement of Cingular's proposed acquisition of AT&T Wireless at 10.3 times, while creating value for TELUS shareholders," said Robert McFarlane, EVP and Chief Financial Officer of TELUS. "Other notable potential synergies include capital and operating synergies such as lower network expenses and customer churn rates. The all-cash nature of the bid also provides an immediate value maximization opportunity for Microcell security holders. Given the expected transaction synergies and the considerable free cash flow being generated by TELUS, we believe TELUS' long-term leverage targets remain achievable in the late 2005, early 2006 timeframe. As such, this transaction supports and is consistent with TELUS' longterm balanced approach to achieving its equity and debt policy objectives."

The offers comprising the bid are subject to receipt of regulatory approvals and the other conditions contained in the formal offer documents. These conditions include, without limitation, there being validly deposited and not withdrawn at the expiry of the offers: (1) such number of Class A Shares under the Class A offer which represents at least 66 2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under the offer for the Class B Shares which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis; and (3) such number of Class A and Class B shares and Warrants under the offers which represents at least 66 2/3% of the total number of shares and Warrants on a fully-diluted basis. Each of the Class B offer and the offer for Warrants are subject to the condition that, at the expiry of the offers, Class A Shares have previously been purchased pursuant to the Class A offer or are then being purchased pursuant to the Class A offer. If these conditions are met or waived and TELUS acquires the shares and the Warrants pursuant to the offers, TELUS intends to acquire the remaining shares in accordance with applicable laws and to acquire the remaining Warrants in accordance with the terms of their governing indentures. Subject to applicable law, TELUS reserves the right to withdraw any or all of the offers and not take up and pay for any shares or Warrants deposited under such offer(s) unless each of the conditions to such offer(s) is satisfied or waived by TELUS prior to the expiry of the offers.

On May 13, 2004, the last trading day prior to TELUS' public announcement of its intention to make the bid, the closing price of each of the Class A Shares and Class B Shares was Cdn$21.00 and Cdn$21.25, respectively, on the Toronto Stock Exchange.

RBC Capital Markets is acting as TELUS' financial advisor in connection with the offers.

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ABOUT TELUS

TELUS is Canada's second largest telecommunications company with more than Cdn$7 billion of annual revenue, more than 4.8 million network access lines and more than 3.5 million wireless subscribers. The company provides subscribers across Canada with a full range of telecommunications products and services utilizing next-generation Internet-based technologies, including data and voice services through TELUS Communications Inc. and wireless services through TELUS Mobility.

This press release contains forward-looking statements. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These risk factors relative to this bid, include: realization of tax and other synergies, including reduced network expenses and subscriber churn rates, success in migrating subscribers and integrating certain systems and processes, and achieving long-term leverage targets, as well as other risk factors listed from time to time in TELUS' reports, comprehensive public disclosure documents including the Annual Information Form, and in other filings with securities commissions in Canada (on SEDAR at www.sedar.com) and the United States (on EDGAR at www.sec.gov).

THIS PRESS RELEASE IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES AND WARRANTS OF MICROCELL. THE SOLICITATION AND THE OFFERS TO PURCHASE MICROCELL SHARES AND WARRANTS WILL ONLY BE MADE PURSUANT TO THE OFFERS TO PURCHASE AND CIRCULAR AND RELATED OFFER MATERIALS THAT TELUS INTENDS TO FILE WITH CANADIAN REGULATORY AUTHORITIES AND THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL INCLUDE IMPORTANT INFORMATION INCLUDING THE TERMS AND CONDITIONS OF THE OFFERS. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF ANY DOCUMENTS FILED BY TELUS WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM TELUS INVESTOR RELATIONS. COPIES OF THE OFFERS TO PURCHASE AND CIRCULAR AND RELATED OFFER MATERIALS CAN ALSO BE OBTAINED FREE OF CHARGE, WHEN AVAILABLE, BY CONTACTING RBC CAPITAL MARKETS AT
(416) 842-7519 OR 1-888-842-7519 AND COMPUTERSHARE TRUST COMPANY OF CANADA AT 1-866-982-8786.

Investor Relations contacts         Media contacts
John Wheeler                        Nick Culo
780-493-7310                        780-493-7236
ir@telus.com                        nick.culo@telus.com

Robert Mitchell                     Mark Langton
416-279-3219                        416-684-3454
robert.mitchell2@telus.com          mark.langton@telus.com

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